Exhibit 99.1
Calix Reports Third Quarter 2016 Financial Results

PETALUMA, CA – November 1, 2016 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 24, 2016. Revenue for the third quarter of 2016 was $121.2 million, an increase of 7.9% compared to $112.3 million for the third quarter of 2015.
“Demand for Software Defined Access (SDA) and Calix AXOS systems, software, and services drove our better than expected 8% year-on-year third quarter revenue growth and produced earnings at the upper end of expectations,” said Carl Russo, Calix, Inc. President and CEO. “We continue to see strong interest from new and existing customers both for our established and our recently introduced products, including our AXOS E-Series systems and Compass cloud services,” added Russo.
The company’s non-GAAP net income for the third quarter of 2016 was $6.1 million, or $0.12 per fully diluted share, compared to a non-GAAP net income of $8.3 million, or $0.16 per fully diluted share, for the third quarter of 2015. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“Our 8% year-on-year revenue growth for the first nine months of 2016 marks Calix’s strongest growth for the past three years. Profitability for the third quarter reflected the strong revenue growth offset by investments necessary to support our growth initiatives as well as our on-going turnkey network improvement projects, which we expect to continue over the near-term,” said William Atkins, Calix, Inc. Executive Vice President and CFO.
The GAAP net income for the third quarter of 2016 was $0.6 million, or $0.01 per basic and fully diluted share, compared to a GAAP net income of $0.9 million, or $0.02 per basic and fully diluted share, for the third quarter of 2015. A reconciliation of our third quarter 2016 operating results from non-GAAP to GAAP is provided below.

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Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended September 24, 2016

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$121,187	$—	$—	$—	$121,187
Cost of revenue	66,656	174	813	—	67,643
Gross profit	54,531	(174)	(813)	—	53,544
Gross margin	45.0%	(0.1)%	(0.7)%	—%	44.2%
Operating expenses	48,306	4,503	—	—	52,809
Operating income (loss)	6,225	(4,677)	(813)	—	735
Interest and other income (expense), net	110	—	—	—	110
Income (loss) before provision for income taxes	6,335	(4,677)	(813)	—	845
Provision for income taxes	209	—	—	—	209
Net income (loss)	$6,126	$(4,677)	$(813)	$—	$636
Weighted average diluted shares used to
compute net income (loss) per common share	49,309	49,309	49,309	49,309	49,309
Net income (loss) per diluted share	$0.12	$(0.09)	$(0.02)	$—	$0.01

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its third quarter 2016 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) pioneered Software Defined Access (SDA) and is a global leader in platform innovations for Access Networks. Its portfolio of access systems and services combines AXOS, the revolutionary platform for access, with Compass cloud, an innovative SDA-based framework for network data analytics and subscriber experience assurance. Together, they enable communications service providers to transform their businesses and be the winning service providers of tomorrow. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation, amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, statements about potential customer or market opportunities. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2015 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015
Revenue	$121,187	$112,297	$326,987	$302,464
Cost of revenue:
Products and services (1)	66,830	57,096	174,665	152,308
Amortization of intangible assets	813	2,088	3,290	6,264
Total cost of revenue	67,643	59,184	177,955	158,572
Gross profit	53,544	53,113	149,032	143,892
Operating expenses:
Research and development (1)	28,119	22,120	75,925	66,885
Sales and marketing (1)	20,575	18,424	58,850	57,398
General and administrative (1)	8,615	9,140	32,940	28,728
Amortization of intangible assets	—	2,552	1,701	7,656
Litigation settlement gain	(4,500)	—	(4,500)	—
Total operating expenses	52,809	52,236	164,916	160,667
Income (loss) from operations	735	877	(15,884)	(16,775)
Interest and other income (expense), net:
Interest income	184	297	611	1,014
Interest expense	(155)	(263)	(489)	(921)
Other income (expense), net	81	196	297	273
Total interest and other income (expense), net	110	230	419	366
Income (loss) before provision for income taxes	845	1,107	(15,465)	(16,409)
Provision for income taxes	209	185	454	378
Net income (loss)	$636	$922	$(15,919)	$(16,787)
Net income (loss) per common share:
Basic	$0.01	$0.02	$(0.33)	$(0.32)
Diluted	$0.01	$0.02	$(0.33)	$(0.32)
Weighted average number of shares used to compute
net income (loss) per common share:
Basic	48,773	51,756	48,578	51,814
Diluted	49,309	52,016	48,578	51,814

(1)	Includes stock-based compensation as follows:
Cost of revenue	$174	$163	$484	$549
Research and development	1,573	964	3,719	3,659
Sales and marketing	1,661	688	3,323	3,769
General and administrative	1,269	775	2,840	2,616
	$4,677	$2,590	$10,366	$10,593

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015
GAAP net income (loss)	$636	$922	$(15,919)	$(16,787)
Adjustments to reconcile GAAP net income (loss) to
non-GAAP net income (loss):
Stock-based compensation	4,677	2,590	10,366	10,593
Amortization of intangible assets	813	4,640	4,991	13,920
Acquisition-related costs	—	106	351	348
Non-GAAP net income (loss)	$6,126	$8,258	$(211)	$8,074
Non-GAAP net income (loss) per common share:
Basic	$0.13	$0.16	$—	$0.16
Diluted	$0.12	$0.16	$—	$0.15
Weighted average number of shares used to compute
non-GAAP net income (loss) per common share
Basic	48,773	51,756	48,578	51,814
Diluted (1)	49,309	52,016	48,578	52,344
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 24,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$31,764	$23,626
Marketable securities	29,554	49,964
Accounts receivable, net	57,256	47,155
Inventory	40,190	47,667
Deferred cost of revenue	14,718	4,918
Prepaid expenses and other current assets	15,700	9,470
Total current assets	189,182	182,800
Property and equipment, net	16,017	17,149
Goodwill	116,175	116,175
Intangible assets, net	1,627	6,618
Other assets	937	1,144
Total assets	$323,938	$323,886
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,340	$19,603
Accrued liabilities	49,019	35,512
Deferred revenue	16,226	12,124
Total current liabilities	84,585	67,239
Long-term portion of deferred revenue	19,850	19,569
Other long-term liabilities	979	1,293
Total liabilities	105,414	88,101
Stockholders' equity:
Common stock	1,353	1,326
Additional paid-in capital	830,225	818,754
Accumulated other comprehensive loss	(226)	(195)
Accumulated deficit	(572,842)	(556,923)
Treasury stock	(39,986)	(27,177)
Total stockholders' equity	218,524	235,785
Total liabilities and stockholders' equity	$323,938	$323,886

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 24,	September 26,
	2016	2015
Operating activities:
Net loss	$(15,919)	$(16,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,282	7,602
Loss on retirement of property and equipment	—	14
Amortization of intangible assets	4,991	13,920
Amortization of premiums relating to available-for-sale securities	337	743
Stock-based compensation	10,366	10,593
Changes in operating assets and liabilities:
Restricted cash	—	295
Accounts receivable, net	(10,104)	(17,443)
Inventory	7,477	2,983
Deferred cost of revenue	(9,800)	2,082
Prepaid expenses and other assets	(6,058)	4,181
Accounts payable	(356)	(6,841)
Accrued liabilities	13,974	(1,055)
Deferred revenue	4,383	(1,312)
Other long-term liabilities	(313)	(167)
Net cash provided by (used in) operating activities	5,260	(1,192)
Investing activities:
Purchases of property and equipment	(5,364)	(5,943)
Purchases of marketable securities	—	(46,750)
Maturities of marketable securities	20,170	51,265
Net cash provided by (used in) investing activities	14,806	(1,428)
Financing activities:
Proceeds from exercise of stock options	14	625
Proceeds from employee stock purchase plan	2,905	2,865
Payments for repurchases of common stock	(12,809)	(11,124)
Taxes paid for awards vested under equity incentive plans	(1,787)	(2,093)
Net cash used in financing activities	(11,677)	(9,727)
Effect of exchange rate changes on cash and cash equivalents	(251)	(288)
Net increase (decrease) in cash and cash equivalents	8,138	(12,635)
Cash and cash equivalents at beginning of period	23,626	48,829
Cash and cash equivalents at end of period	$31,764	$36,194

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Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com